Exhibit 10.50

PROMISSORY NOTE

Principal Amount: $85,000.00

Date: July 31, 2014

FOR VALUE RECEIVED, the undersigned, Telecorp Products, Inc. by Shaun Passley, President ("Borrower"), promises to pay to Timothy Beerup and Timothy Beerup, Inc. ("Beerup"), the Legal Holder of this Note, the principal sum EIGHTY FIVE THOUSAND AND NO/100 DOLLARS ($85,000.00), with interest on the unpaid balance from July 31, 2014 until paid, at the rate of six percent (6%) per annum. The principal and interest shall be payable in consecutive monthly installments of $2,585.86, with each payment made applied to the interest then due and the balance applied to principal. Payments are due on the 30th day of each month, beginning August 31, 2014, and continuing until the entire indebtedness evidenced hereby is fully paid, except that any remaining indebtedness, if not sooner paid, shall be due and payable on the 31th day of July, 2015. On July 31, 2015, the entire remaining unpaid principal balance together with interest due thereon shall become immediately due and payable. THIS IS A BALLOON NOTE. Monthly payments are due on the 30th day of each month beginning August 31, 2014 payable to Timothy Beerup, Inc. and mailed to Timothy Beerup at 2101 West Broadway, Suite 168, Columbia, Missouri 65203 or as designed by the Legal Holder of this Note to Borrower in writing.

The undersigned has a right to prepay this Note in whole or in part, without any penalties. Any partial prepayment shall not extend or postpone the due date of any subsequent monthly installment or change the amount of such installments.

In case of the failure of the undersigned to pay any installment due under this Note specified above, principal and interest shall be demanded in writing by the legal holder hereof with notice to the undersigned. If the undersigned fails to pay pursuant to this Note, the legal holder has the option to file suit in Boone County, Missouri against the undersigned requesting reasonable attorney fees and reasonable costs or the option, to continue to collect interest at six percent (6%) per annum on the Note until paid in full and the undersigned continue with monthly installments as stated above. If the undersigned fails to perform any of the terms, covenants, or conditions of this Note, or in the event of insolvency, bankruptcy, or receivership of the undersigned, then, or at any time thereafter, at the discretion of Timothy Beerup, the entire unpaid principal balance of this Note, with all interest thereon, together with all other indebtedness owing from the undersigned to Timothy Beerup shall become due and payable and shall thereafter bear interest at the rate of six (6%) percent per annum. If it becomes necessary in the opinion of Timothy Beerup to employ counsel to enforce or collect this Note, the undersigned agrees to pay all costs, service fees, charges, disbursements, and reasonable attorney's fees incurred by Timothy Beerup in collecting and enforcing payment of this Note.

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In the case of failure of the undersigned to pay the balloon payment on July 31, 2015 (date of default) to Timothy Beerup, Timothy Beerup may at his option obtain Epazz, Inc. Claim A common stock on the total amount due and owing, based on a twenty-five percent (25%) discount based on the closing average bid on the last five (5) trading days prior to the date of default with a floor price of $0.00075 per share.

Timothy Beerup may assign this Note at his sole discretion. The undersigned shall not assign this Note without the prior written consent of Timothy Beerup. Any such attempted assignment without such written consent shall be null and void. In the event that Timothy Beerup approves any such assignment, then the undersigned shall not be relieved of any of its obligations hereunder and shall remain fully liable for the balance of the Note.

This Note shall be construed and enforced according to and be governed by the laws of the State of Missouri. In any action to enforce the terms of this Note, the undersigned and Timothy Beerup agree to submit to the jurisdiction of the Courts of the State of Missouri, and that venue for any action arising out of this Note or the parties' performance hereunder shall be laid in Boone County, Missouri. The failure of Timothy Beerup to exercise any option or any right to which he may be entitled shall not constitute a waiver of the right to exercise the option or any right in the event of any subsequent default.

The terms of this Note shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, and permitted assigns.

If any provision of this Note or application hereof to any person or circumstance which, for any reason, and to any extent, is determined to be invalid or unenforceable, neither the remainder of this Note nor the application of such provision to any other person or circumstance shall be affected by it, rather the same shall be enforced to the fullest extent permitted by law.

This Note shall be guaranteed by Epazz, Inc., an Illinois corporation by President Shaun Passley, which is attached hereto and incorporated herein.

TELECORP PRODUCTS, INC.,
a Michigan corporation

/s/ Shaun Passley
By: Shaun Passley, Presidnet

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